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                                                                Exhibit 99(g)(4)

                                 AMENDMENT NO. 3
                                     To the
                            MASTER CUSTODIAN CONTRACT

     Amendment, as of June 13, 2003, to the Master Custodian Contract dated September 26, 2001, (the "Contract") among Each Registered Investment Company Identified on Appendix A (each, a "Fund" and collectively, the "Funds") and State Street Bank and Trust Company (the "Custodian").

     WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various series of each Fund under the Contract, as reflected below;

     WHEREAS, each of The Munder Funds, Inc. ("MFI"), The Munder Framlington Funds Trust ("MFFT"), The Munder Funds Trust ("MFT") and St. Clair Funds, Inc. ("St. Clair"), on behalf of each of its series (each, a "Portfolio") as part of an Agreement and Plan of Reorganization and Redomiciliation, (each, a "Reorganization Plan") dated as of February 11, 2003, reorganized some or all of each Funds' Portfolios under a new registered investment company, Munder Series Trust (the "New Trust");

     WHEREAS, under each Reorganization Plan, the assets of each Portfolio of MFI, MFFT, MFT and St. Clair (except Munder Future Technology Fund, Munder Micro-Cap Equity Fund, Munder NetNet Fund, Munder Power Plus Fund and Munder Healthcare Fund) were acquired by a corresponding Portfolio ("New Portfolio") of the New Trust, and each New Portfolio assumed all responsibilities and liabilities of the corresponding Portfolio;

     NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund agree to amend the Contract as follows:

1. The New Trust hereby requests the Custodian, under Sections 18 and 19 of the Contract, to render services for the New Trust, Munder Series Trust, a Delaware statutory trust, and each of the New Portfolios listed below, as of the dates noted, and to terminate the Agreement with respect to the corresponding Portfolios of MFI, MFT, MFFT and St. Clair as of the same date:

     Name of Portfolio                   Formerly a Series of:   Effective Date:
     a.   Munder Institutional           St. Clair               April 30, 2003
          Government Money Market
          Fund
     b.   Munder Institutional Money     St. Clair               April 30, 2003
          Market Fund
     c.   Munder S&P MidCap Index        St. Clair               April 30, 2003
          Equity Fund
     d.   Munder S&P SmallCap Index      St. Clair               April 30, 2003
          Equity Fund

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     e.   Liquidity Money Market Fund    St. Clair                May 16, 2003
     f.   Munder Balanced Fund           MFT                     June 13, 2003
     g.   Munder Bond Fund               MFT                     June 13, 2003
     h.   Munder Cash Investment Fund    MFT                     June 13, 2003
     i.   Munder Emerging Markets        MFFT                    June 13, 2003
          Fund
     j.   Munder Intermediate Bond       MFT                     June 13, 2003
          Fund
     k.   Munder International Bond      MFI                     June 13, 2003
          Fund
     l.   Munder International Growth    MFFT                    June 13, 2003
          Fund
     m.   Munder Large-Cap Value Fund    MFT                     June 13, 2003
     n.   Munder Michigan Tax-Free Bond  MFT                     June 13, 2003
          Fund
     o.   Munder MidCap Select Fund      MFI                     June 13, 2003
     p.   Munder Multi-Season Growth     MFI                     June 13, 2003
          Fund
     q.   Munder Real Estate Equity      MFI                     June 13, 2003
          Investment Fund
     r.   Munder Small Company Growth    MFT                     June 13, 2003
          Fund
     s.   Munder Small-Cap Value Fund    MFI                     June 13, 2003
     t.   Munder Tax-Free Bond Fund      MFT                     June 13, 2003
     u.   Munder Tax-Free Money Market   MFT                     June 13, 2003
          Fund
     v.   Munder Tax-Free Short &        MFT                     June 13, 2003
          Intermediate Bond Fund
     w.   Munder U.S. Government         MFT                     June 13, 2003
          Income Fund
     x.   Munder U.S. Treasury Money     MFT                     June 13, 2003
          Market Fund

2. This Agreement is hereby terminated in its entirety with respect to St. Clair as of May 16, 2003 and with respect to MFT as of June 13, 2003.

     IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

     St. Clair Funds, Inc.
          On behalf of its Portfolios

     The Munder Funds, Inc.
          On behalf of its Portfolios

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     The Munder Framlington Funds Trust
            On behalf of its Portfolios

     The Munder Funds Trust
            On behalf of its Portfolios

     Munder Series Trust
     On behalf of its Portfolios

     By: /s/ Melanie Mayo West
         ---------------------
     Name:  Melanie Mayo West
     Title: Assistant Secretary

     State Street Bank and Trust Company

     /s/ Joseph L. Hooley
     --------------------
     Name:  Joseph L. Hooley
     Title: Executive Vice President

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                           MASTER CUSTODIAN AGREEMENT
                                   APPENDIX A

                            Dated as of June 13, 2003

Munder Series Trust

Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Emerging Markets Fund
Munder Institutional Government Money Market Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder Real Estate Equity Investment Fund
Munder Small Company Growth Fund
Munder Small-Cap Value Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

The Munder Funds, Inc.

Munder Future Technology Fund
Munder Micro-Cap Equity Fund
Munder NetNet Fund
Munder Power Plus Fund

The Munder Framlington Funds Trust

Munder Healthcare Fund

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